UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 24, 2010
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

As previously reported, on February 3, 2010, EMCORE Corporation (the “Company”) entered into a Share Purchase Agreement to create a joint venture (the “Proposed Transaction”) with Tangshan Caofeidian Investment Corporation (“TCIC”), a Chinese investment company located in the Caofeidian Industry Zone, Tangshan City, Hebei Province of China. As disclosed in the Company’s prior filings with the SEC, the closing of the Proposed Transaction is subject to material conditions, including regulatory and governmental approvals in the U.S. and China.

In connection with the Proposed Transaction, the Company and TCIC filed a joint voluntary notice (the “Notice”) with the Committee on Foreign Investment in the United States (“CFIUS”) on April 2, 2010.  On June 24, 2010, the Company and TCIC, based on comments received on the Proposed Transaction from CFIUS, submitted a joint letter to CFIUS requesting withdrawal of the Notice. As a result, EMCORE and TCIC will not go forward with the Proposed Transaction as currently structured and remain willing to explore alternative means of cooperation that would address regulatory concerns and meet the parties’ objectives.

A copy of the press release announcing the joint withdrawal of the Notice is attached as Exhibit 99.1 hereto and is incorporated by reference.

ITEM 9.01   Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 28, 2010, issued by EMCORE Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: June 28, 2010	By: /s/ John M. Markovich Name: John M. Markovich Title: Chief Financial Officer